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                                                                 Exhibit 23.1(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this amendment to the registration statement on Form S-4 of our report dated April 29, 1997, on our audits of the consolidated financial statements of NATC Holdings USA, Inc. We also consent to the references to our firm under the caption 'Independent Public Accountants.'


/s/ Coopers & Lybrand L.L.P.


Coopers & Lybrand L.L.P.
Raleigh, North Carolina
September 16, 1997